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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 29, 2007

                             HAEMONETICS CORPORATION
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             (Exact name of registrant as specified in its charter)

             Massachusetts               1-10730            04-2882273
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     (State or other jurisdiction     (Commission       (I.R.S. Employer
           of incorporation)          File Number)     Identification No.)

                    400 Wood Road                             02184
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       (Address of principal executive offices)            (Zip Code)

         Registrant's telephone number, including area code 781-848-7100


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  7.01   REGULATION FD DISCLOSURE

On January 29, 2007 Haemonetics Corporation (the "Company") received $6 million in full satisfaction of its claims against Baxter Healthcare Corporation, Baxter International Inc. and Baxter Healthcare SA (together "Baxter") related to certain platelet pathogen reduction contracts. In connection with the settlement of these claims, the Technology Development Agreement and Requirements Contract between the Company and Baxter are terminated, and Haemonetics no longer retains any rights to distribute the INTERSOL product (note INTERSOL is a registered trademark of Baxter). Haemonetics will record the receipt of this settlement in the fourth quarter ending March 31, 2007. The settlement will have a favorable impact of $.12 on our fourth quarter earnings per share.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              HAEMONETICS CORPORATION
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                                              (Registrant)


Date:  January 30, 2007                       /s/ Christopher Lindop
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                                              Christopher Lindop, Vice President
                                              and Chief Financial Officer

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